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                                                                 EXHIBIT 10.22

                             PROMISSORY NOTE

Borrower: New York Bagel Enterprises, Inc.      Lender:  _____________________
          115 East 8th Street                            _____________________
          Stillwater, Oklahoma 74074                     _____________________

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Principal Amount: $50,000.00                      Interest Rate: 12.750%
Date of Note: January __, 1999

PROMISE TO PAY. New York Bagel Enterprises, Inc. ("Borrower") promises to pay to _________________ ("Lender"), or order, in lawful money of the United States of America, the principal amount of Fifty Thousand & 00/100 Dollars ($50,000.00), together with interest at the rate of 12.750% per annum on the unpaid principal balance from January __, 1999, until paid in full.

PAYMENT. Borrower will pay this loan in one principal payment of $50,000.00 plus interest on December 31, 1999. This payment due December 31, 1999, will be for all principal and accrued interest not yet paid. In addition, Borrower will pay regular quarterly payments of all accrued unpaid interest due as of each payment date, beginning March 31, 1999, with all subsequent interest payments to be due on the last day of each quarter after that. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any related document. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (g) Any of the events described in this default section occurs with respect to any guarantor of this Note. (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the indebtedness is impaired. (i) Lender in good faith deems itself insecure.

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LENDER'S RIGHTS.  Upon default, Lender may declare the entire unpaid balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the interest rate on this Note to 25.000% per annum.
 The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else who is not a salaried employee of Lender to help collect this Note if Borrower does not pay. Borrower will be liable for all reasonable costs incurred in the collection of this Note, including, without limitation, court costs, attorneys' fees, and collection agency fees, except that such costs of collection shall not include the recovery of both attorneys' fees and collection agency fees. This Note has been delivered to Lender and accepted by Lender in the State of Kansas. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Sedgwick County, the State of Kansas. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. Subject to the provisions on arbitration, this Note shall be governed by and construed in accordance with the laws of the State of Kansas.

RIGHT OF SETOFF. Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including, without limitation, all accounts held jointly with someone else and all accounts Borrower may open in the future, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

ARBITRATION: Lender and Borrower agree that all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Note or otherwise, including, without limitation, contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association, upon request of either party. No act to take or dispose of any collateral securing this Note shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to
Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any collateral securing this Note, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral securing this Note, shall also be arbitrated; provided, however, that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this Note shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

YEAR 2000 REPRESENTATIONS AND WARRANTIES. (1) Borrower has (i) begun analyzing the operations of Borrower and its subsidiaries that could be adversely affected by failure to become Year 2000 compliant (that is, that computer applications, embedded microchips and other systems will be able to


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perform date-sensitive functions prior to and after December 31, 1999) and
(ii) developed a plan for becoming Year 2000 compliant in a timely manner, the implementation of which is on schedule in all material respects.
Borrower reasonably believes that it will become Year 2000 compliant for its operations and those of its subsidiaries on a timely basis except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of Borrower.
(2) Borrower reasonably believes any suppliers and vendors that are material to the operations of Borrower or its subsidiaries and affiliates will be Year
2000 compliant for their own computer applications except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of Borrower.

(3) Borrower will promptly notify Lender in the event Borrower determines that any computer application which is material to the operations of Borrower, its subsidiaries, or any of its material vendors or suppliers will not be fully Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material effect upon the financial condition of Borrower.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral, or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that the Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.


BORROWER:

NEW YORK BAGEL ENTERPRISES, INC.



By_________________________________________________
     Richard Randall Webb, Chief Financial Officer


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